FINISHMASTER INC. AND SUBSIDIARY

EXHIBIT 3.2-BYLAWS
                                                                       Exhibit B

                                                       Adopted November 12, 1996

                                     BYLAWS
                                       OF
                    FINISHMASTER, INC. AN INDIANA CORPORATION


                                    ARTICLE I
                                 Shares of Stock

         Section 1. Certificate of Shares. The certificates of shares of capital stock of FinishMaster, Inc., an Indiana corporation, (the "Corporation") shall be in such form as shall be approved by the Board of Directors (the "Board") and as shall be signed by the President or a Vice-President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the Corporation and may be sealed with the seal of the Corporation or a facsimile thereof.

         Section 2. Transfer of Shares. Shares of capital stock of the Corporation shall be transferred by endorsement of the certificates representing said shares by the registered holder thereof, or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney who shall be authorized by a Power of Attorney which is duly executed and filed with the Secretary of the Corporation, and by the surrender of the shares to the Secretary for cancellation. The person whose name is listed on the books of the Corporation as the owner of the shares shall be deemed by the Corporation to be the owner thereof for all purposes.

         Section 3. Lost Certificates. In the event of loss of stock certificates, new certificates shall be issued only upon proof of loss by affidavit by the registered holder and approval by the Board, who may require a Bond of Indemnity in a form satisfactory to them as a condition thereof.

         Section 4. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or an adjournment thereof, or shareholders entitled to receive payment of any dividend, or entitled to receive the allotment of rights or for the purpose of any other action, the Board may fix a date as the record date for such determination of shareholders, such date to be not less than ten (10) days nor more than sixty (60) days before the date of the meeting or any other action to be taken.

         If a record date is not fixed (a) the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held, and (b) the record date for determining shareholders for any purpose other than that specified in subdivision (a) shall be the close of business on the day on which the resolution of the Board relating thereto is adopted. When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board fixes a new record date under this section for the adjourned meeting. Nothing in this section shall affect the right of a shareholder and his transferee or transfer or as between themselves.

         Section 5. Dividends. The Board may, from time to time declare and the Corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation (the "Articles").


                                   ARTICLE II
                                  Shareholders

         Section 1. Annual Meeting. The annual meeting of the shareholders shall be held at a time and place designated by the Board or President. (It is intended that the annual meeting shall be held each year as soon as possible after the financial statements of the Corporation have been prepared.) The purpose of the annual meeting shall be to elect directors to the Board, and to transact such other business as may come before the meeting.
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         Section 2. Special Meeting. Special meetings of the shareholders may be called by the President or the Board and shall be called by either of them on the request in writing or by vote of one or more shareholders of record owning at least twenty percent of the issued and outstanding voting shares of capital stock of the Corporation.

         Section 3. Notice of Meeting. Written notice of the time, place and purpose of any shareholders' meeting shall be given to each shareholder, either personally or by mail, not less than fourteen (14) days nor more than fifty (50) days before the meeting. If mailed, notice shall be deemed given by depositing the same in a post office box, postage prepaid, and addressed to the last-known address of such shareholder.

         Section 4. Quorum of Shareholders. Except as herein after provided and as otherwise provided by law at any meeting of the shareholders, a majority in interest of all the voting capital stock issued and outstanding, represented by shareholders of record in person or by proxy, shall constitute a quorum. The shareholders present in person or by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Less interest than a quorum may adjourn any meeting.

         Section 5. Voting. Each outstanding share of voting stock is entitled to one vote on each matter submitted to a vote, unless otherwise provided in the Articles. A vote may be cast either orally or in writing. When an action, other than the election of directors to the Board, is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater vote is required by the Articles or by law. Except as otherwise provided by the Articles, the directors shall be elected by a plurality of the votes cast at an election of directors to the Board.

         Section 6. Proxies. Shareholders of record of voting stock may vote at any meeting either in person or by proxy in writing, which shall be filed with the Secretary of the meeting before being voted. Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment thereof. No proxy shall be valid after the expiration of three (3) years from the date of its execution unless the shareholder executing it shall have specified therein the length of time it is to continue in force, which shall be for some limited period.

         Section 7. Waiver of Notice. Attendance of a person at a meeting of shareholders, in person or by proxy, constitutes a waiver of notice of the meeting, except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         Section 8. Consent in Writing. Any action required or permitted to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if all the shareholders entitled to vote thereon consent thereto in writing.


                                   ARTICLE III
                               Board of Directors

         Section 1. Number, Term and Qualification. The business and affairs of the Corporation shall be managed by its Board. The number of directors on the first Board shall be nine directors. Thereafter, the number of directors of the Corporation may be changed from time to time, as determined by the Board or shareholders of the Corporation. A director need not be a shareholder. Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his resignation or removal.

         Section 2. Meetings. Annual meetings of the Board shall be held immediately following the annual meetings of the Shareholders. Special meetings of the Board shall be held whenever called by the President or the Board, or when either the President or the Board shall be required to call a special meeting upon written request by any two directors. Due notice of any annual or special meeting, which may be waived, shall be given by the Secretary, in writing, not less than fourteen (14) or more than fifty (50) days preceding the meeting. Attendance of a director at a meeting constitutes a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. A member of the Board or a committee designed by the Board may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this method constitutes presence in person at the meeting.

         Section 3. Quorum. A majority of the members of the Board then in office, or of the members of a committee thereof constitutes a quorum for the transaction of business. The vote of the majority of the full Board constitutes the action of the Board. In the case of a committee, action may be taken only by unanimous consent of the members of the committee.

         Section 4. Vacancies. Vacancies in the Board shall be filled by the remaining members of the Board and each person so elected shall be a director until his successor is elected by the shareholders at the next annual shareholders' meeting or at any special meeting called for that purpose.

         Section 5. Action Without a Meeting. Action may be taken by the Board or a committee thereof without a meeting if, before or after the action, all members of the Board or of the committee consent thereto in writing. The written consent shall be filed with the minutes of the proceedings of the Board or committee.

         Section 6. Removal of Directors. A director or the entire Board may be removed, with or without cause, by vote of the holders of a majority of the shares entitled to vote at an election of directors.


                                   ARTICLE IV
                                    Officers

         Section 1. Officers. The officers of this Corporation shall consist of a President, a Secretary, a Treasurer, and if desired, a Chairman of the Board and one or more Vice Presidents, who shall be elected by the Board at the annual meeting held immediately after the adjournment of the regular annual meeting of the shareholders. The Board may also appoint such other officers and agents as they shall deem necessary for the transaction of business of the Corporation. An officer shall hold office for the term for which he is elected or appointed and until his successor is elected or appointed and qualified, or until his resignation or removal. Two or more offices may be held by the same person, except that the same person may not hold the office of President and Secretary. An officer shall not execute, acknowledge or verify an instrument in more than one capacity, if the instrument is required by law, or the Articles, or these By-Laws, to be executed and acknowledged or verified by two or more officers.

         Section 2. Duties of Officers. The officers of the Corporation shall be charged with such duties and authority as usually appertains to such offices in a corporation, except that said duties may be varied or added to by the Board.

         Section 3. Reimbursements. Any payments made to an officer of the Corporation such as a salary, commission, bonus, interest, or rent, or entertainment expense incurred by him or her, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer of the Corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each amount disallowed. In lieu of payment by the officer, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.


                                    ARTICLE V
                                   Fiscal Year

         Section 1. Fiscal Year. The Corporation's fiscal year shall be as determined from time to time by the Board.

                                   ARTICLE VI
                                 Indemnification

         Section 1. Indemnification. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation (or is or was serving in such capacity for another corporation or enterprise at the request of this Corporation) against expenses, including attorney fees, actually and reasonable incurred in connection with such action, if he acted in good faith and in a manner he reasonably believed to be in the best interest of the Corporation and in a manner which he had no reasonable cause to believe was unlawful. The termination of such action in a plea of nolo contenders or its equivalent, shall not, of itself create a presumption that a person did not act in good faith, but in the case of a suit brought by or on behalf of the Corporation, the termination of the suit in an adjudication that the person is liable for negligence or misconduct in the performance of his duty to the Corporation shall bar indemnification unless the court specifically determines that such person is fairly and reasonably entitled to indemnity despite the adjudication of liability.

                                   ARTICLE VII
                                   Amendments

         Section 1. Amendments. These By-Laws may be altered, amended or restated by the shareholders of the Board. Amendment and restatement of the By-Laws by the Board requires the vote of not less than a majority of the members of the Board then in office. FINISHMASTER INC. AND SUBSIDIARY